Exhibit 99.1

Pulmatrix Licenses Novel Drug Candidates from RespiVert Ltd., a wholly owned subsidiary of Janssen Biotech, Inc.

The novel compounds target an enzyme involved in both inflammation and cancer, and may offer a new approach for treating respiratory diseases

LEXINGTON, MA – Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary diseases, today announced that it has entered into an exclusive, worldwide license agreement with RespiVert Ltd., a wholly owned subsidiary of Janssen Biotech, Inc. Through the agreement, Pulmatrix gains access to a portfolio of novel drug candidates in a class called kinase inhibitors that the company plans to develop.

Kinase inhibitors are chemical entities that block so-called kinase enzymes, which are involved in inflammation or cancer.

“We believe these innovative compounds licensed from RespiVert Ltd. will offer a new approach for treating lung inflammation in diseases like chronic obstructive pulmonary disease (COPD), asthma, and idiopathic pulmonary fibrosis (IPF),” said Pulmatrix CEO Robert Clarke, PhD. “They are also perfectly suited for formulation with our iSPERSE technology.”

Professor Peter J. Barnes, Margaret Turner-Warwick Professor of Medicine and the Head of Respiratory Medicine at Imperial College, London, stated “Kinase inhibitors could be a very promising step forward for treating COPD and severe asthma. Coupled with the innovative iSPERSE technology to facilitate delivery to the site of disease within the lung, Pulmatrix is poised to improve the available therapeutic landscape for these patients in need.”

The key advance in the iSPERSETM approach is a dry powder that “flies” easily into the lungs and can work with virtually any drug class ranging from small molecules to biologics. Drugs attached to the particles are thus delivered to the lungs with very high efficiency including small molecules like the RespiVert kinase inhibitors.

Pulmatrix is already developing inhaled drugs for COPD and fungal infections. “These new compounds will significantly expand what we believe is already an impressive pipeline of drug candidates,” said Clarke. “Because these compounds have already been explored in a Phase I program, we envision that we will be able to quickly move to clinical proof-of-concept studies.”

Under the terms of the agreement, which covers both respiratory and oncology uses of the drug candidates, Pulmatrix will assume all development and commercialization activities worldwide.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for lung diseases, including opportunities in major pulmonary diseases through collaborations, like PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD) and PUR1900, an inhaled antifungal that could benefit severe asthmatics and patients with rare diseases like cystic fibrosis. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the amount and use of proceeds the Company expects to receive from the sale of the shares of common stock in the registered direct offering, the closing of the transaction described in this press release, which is subject to customary conditions, and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering of common stock, the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Robert Clarke, CEO

(781) 357-2333

rclarke@pulmatrix.com

William Duke, CFO

(781) 357-2333

wduke@pulmatrix.com